Exhibit 99.1

January 28, 2015

Liberty Interactive Corporation Announces Fourth Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation’s (Nasdaq: QVCA,  QVCB, LVNTA, LVNTB) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the fourth quarter of 2014 on Wednesday,  February 25th, at 5:15 p.m. (E.S.T.). During the call, Mr. Maffei will discuss the company's financial performance and outlook, as well as other forward looking matters.

Please call Premier Global Services at (888)  296-4204 or (719)  325-2498 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed through 7:15 p.m. (E.S.T.) on Wednesday,  March 4th, by dialing (888)  203-1112 or (719)  457-0820 plus the passcode 3596339.

In addition, the fourth quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Interactive Corporation website. The conference call and related materials will be archived on the website for one year.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups:  the QVC Group and the Liberty Ventures Group.  The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive’s subsidiary, QVC, Inc., and its interest in HSN, Inc., and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the QVC Group, including its interest in Expedia, its subsidiaries Backcountry.com, Bodybuilding.com, CommerceHub, LMC Right Start and Evite, and minority interests in Time Warner, Time Warner Cable, Lending Tree, Interval Leisure Group and FTD.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Interactive Corporation